Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE WESTERN DISTRICT OF MISSOURI

WESTERN DIVISION

AQUILA, INC. (f/k/a UtiliCorp United,	)
Inc.) and AQUILA MERCHANT	)
SERVICES, INC. (f/k/a Aquila Energy	)
Corporation),	)
)
Plaintiffs,	)
	)	Case No. 02-1031-CV-W-GAF
)
vs.	)
)
FEDERAL INSURANCE CO. and)
PACIFIC INDEMNITY CO.)
)
Defendants.	)

ORDER ENTERING TEMPORARY RESTRAINING ORDER AND SETTING HEARING ON APPLICATION FOR PRELIMINARY INJUNCTION

On June 3, 2004, Defendants, Federal Insurance Company and Pacific Indemnity Company (collectively “Defendants”), filed an Application for Temporary Restraining Order/Preliminary Injunction, with accompanying Suggestions In Support.

Upon consideration of Defendants’ Application and Suggestions In Support, the Court finds cause to enter a temporary restraining order at this time pursuant to Fed. R. Civ. P. 65, as follows:

1.

Plaintiffs are hereby restrained, for a period of fifteen (15) days from the date of this Order, from disbursing or using the proceeds from the sale of Plaintiffs’ assets related to “Aquila Networks Canada” (which closed on or about May 31, 2004) for any purpose.

2.

Plaintiff further are hereby further restrained, for a period of fifteen (15) days from the date of this Order, from disbursing or using the proceeds from the sale of any other assets closed since May 31, 2004, for any purpose.

The Court further sets a hearing in this matter of June 22, 2004, at 9:00 a.m., in Courtroom 8A, at which time the Court will receive argument and evidence from the parties concerning Defendants’ Application for Preliminary Injunction.

IT IS SO ORDERED.

/s/ Gary A. Fenner
GARY A. FENNER, JUDGE
United States District Court

DATED:  June 14, 2004